Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in:

1.Registration Statement (Form S-3 No. 333-238149) pertaining to a shelf registration statement,

2.Registration Statement (Form S-8 No. 333-226661) pertaining to the 2018 Long Term Incentive Compensation Plan,

3.Registration Statement (Form S-8 No. 333-198135) pertaining to the 2008 Long Term Incentive Compensation Plan,

4.Registration Statement (Form S-8 No. 333-176723) pertaining to the 2008 Long Term Incentive Compensation Plan, and

5.Registration Statement (Form S-8 No. 333-157669) pertaining to the 2008 Long Term Incentive Compensation Plan;

of our reports dated February 26, 2021, relating to the consolidated financial statements of Penn National Gaming, Inc. and Subsidiaries and the effectiveness of Penn National Gaming, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
February 26, 2021